Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K for the period ended December 31, 2016 (the “Report”) by Southside Bancshares, Inc. (“Registrant”), each of the undersigned hereby certifies that to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date:	February 24, 2017	By:	/s/ LEE GIBSON
Lee Gibson, CPA
President & Chief Executive Officer

Date:	February 24, 2017	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Executive Vice President and Chief Financial Officer